UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

THL Credit, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a letter sent to shareholders of THL Credit, Inc. (the “Company”) in a mailing commenced on May 21, 2019:

100 Federal Street, 31st Floor Boston, MA 02110

PLEASE VOTE YOUR PROXY TODAY

May 20, 2019

Dear Stockholder,

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of THL Credit, Inc. to be held on Friday, June 14, 2019. Your vote is extremely important, no matter how many shares you hold. If we do not receive your vote, we may have to postpone the Annual Meeting and continue to request stockholder participation to reach a required quorum.

For the reasons set forth in the proxy statement, dated May 3, 2019, the Board of Directors, including the Independent Directors, unanimously recommends that you vote “FOR” each of the Proposals. Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

If you need assistance voting your THL Credit, Inc. shares, please call D.F. King toll-free at (866) 796-7179 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Christopher J. Flynn
CHRISTOPHER J. FLYNN,
Director, Chief Executive Officer

THREE EASY WAYS TO VOTE